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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2000 (except for Note 16, as to which the date is March 15, 2000), included in the Joint Proxy Statement of ITXC Corp. and eFusion, Inc. that is made part of the Registration Statement (Form S-4 No. 333-00000) for the registration of 6,030,535 shares of ITXC common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
August 18, 2000